Exhibit 99.1

[Letterhead of Sigma-Aldrich]

From: David R. Harvey, Chairman and CEO	For questions, contact: Kirk Richter, Treasurer (314) 286-8004

FOR IMMEDIATE RELEASE

February 16, 2005

SIGMA-ALDRICH TO ACQUIRE PROLIGO GROUP

TO STRENGTHEN GENOMICS RESEARCH TOOLS PORTFOLIO

Sigma-Aldrich Corporation (Nasdaq: SIAL) announced today that it has signed a definitive agreement to acquire the Proligo Group (Proligo) from Degussa AG (Frankfurt: DGXG.DE). Terms of the proposed purchase were not disclosed.

Proligo, a global supplier of key genomics research tools including custom DNA, custom RNA and phosphoramidite raw materials used for DNA and RNA synthesis, had 2004 sales of approximately $40 million. Depending on the closing date for the transaction, as much as nine months of Proligo’s operating results will be added to Sigma-Aldrich’s performance in 2005, increasing overall sales growth by roughly 2%.

“The acquisition of Proligo is another key step in our strategy to provide tools that fully meet the research needs of scientists in the rapidly growing field of genomics,” said David Harvey, Sigma-Aldrich’s Chairman and CEO. “Proligo will provide us with one of only four exclusive licenses to a key Massachusetts Institute of Technology patent application that covers the use of RNA in gene silencing, the new frontier in genomics research. Adding this capability to our previously-announced partnership with Ingex, L.L.C. to develop and market their revolutionary new gene disruption technology (TargeTron™), our exclusive licensing arrangement with Rubicon in whole genome amplification (GenomePlex™) and our own internal R&D activities enhances our position in the rapidly growing functional genomics market. We expect this investment to permit us to participate as a global leader in the genomics and gene silencing research tools markets for years to come.”

Proligo is headquartered in Boulder, Colorado, and has manufacturing facilities in Boulder; Paris, France; Hamburg, Germany; Helios, Singapore; Kyoto, Japan; and Lismore, Australia. The company employs approximately 300 staff worldwide.

“This acquisition complements our existing Sigma-Genosys business, assures a primary supply for the phosphoramidite raw materials from which synthetic DNA and RNA are made and expands our role in helping scientists unlock the promise of genomic research through the use of leading edge RNA and gene silencing tools,” said David Julien, President, Sigma-Aldrich Biotechnology. “We look forward to all that Proligo and its employees will bring to our combined success.”

In announcing the proposed transaction, management reduced its previously-announced 2005 diluted earnings per share expectations of $3.45 to $3.55 to a new range of $3.40 to $3.50, to include dilution from the Proligo acquisition of approximately $0.05 per share due to non-cash impacts from purchase accounting adjustments including increases in the fair value of acquired inventory. This revised estimated range also assumes that currency exchange rates remain at December 31, 2004 levels throughout 2005, a 2005 effective tax rate of approximately 29%, and dilution of approximately $0.10 per share from the previously announced and pending acquisition of JRH Biosciences. The acquisition of Proligo is expected to be accretive to earnings after 2005 and to make a positive contribution to cash flow in 2005 and after.

Sigma-Aldrich expects to fund the acquisition with short term debt. Both Standard and Poors and Moody’s considered the proposed transaction and its terms in recently reaffirming the Company’s investment grade debt ratings. The Company fully expects to remain within its targeted debt to capital ratio of 30-35% after the acquisition.

The transaction has been approved by the boards of directors of both companies and, subject to regulatory approval in Germany and other customary terms and conditions, is expected to close early in the second quarter of 2005.

Bryan Cave LLP served as legal counsel to Sigma-Aldrich for this transaction.

OTHER INFORMATION:

Non-GAAP Financial Measures: The Company regularly uses certain non-GAAP financial measures to supplement its GAAP disclosures. The Company does not, and does not suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. These non-GAAP measures may not be consistent with the presentation by similar companies in the Company’s industry.

With over 50% of sales denominated in currencies other than the U.S. dollar, management uses currency adjusted growth, and believes it is useful to investors, to judge the Company’s controllable, local currency performance. While we are able to report currency impacts after the fact, we are unable to estimate changes that may occur during 2005 to applicable rates of exchange and are thus unable to provide GAAP growth rates for the year 2005 as required by Regulation G adopted by the Securities and Exchange Commission. Any significant changes in currency exchange rates would likely have a significant impact on our projected results and related growth rates due to the volume of our sales denominated in foreign currencies.

About Sigma-Aldrich: Sigma-Aldrich is a leading Life Science and High Technology company. Our biochemical and organic chemical products and kits are used in scientific and genomic research, biotechnology, pharmaceutical development, the diagnosis of disease and chemical manufacturing. We have customers in life science companies, university and government institutions, hospitals and in industry. Over one million scientists and technologists use our products. Sigma-Aldrich operates in 34 countries and has over 6,000 employees providing excellent service worldwide. We are committed to the success of our Customers, Employees and Shareholders through leadership in Life Science, High Technology and Service. For more information about Sigma-Aldrich, please visit our award-winning web site at www.sigma-aldrich.com

Cautionary Statement: This release contains forward-looking statements relating to future performance, goals, strategic actions and initiatives and similar intentions and beliefs, and other statements regarding the Company’s expectations, goals, beliefs, intentions and the like regarding future sales, diluted earnings per share, inventory valuation, currency exchange rates, effective tax rate and other matters. These statements involve assumptions regarding the Company, its pending acquisitions of and the operations of JRH Biosciences and Proligo, investments and acquisitions and conditions in the markets the Company, JRH Biosciences and Proligo serve. Although the Company believes its expectations are based on reasonable assumptions, such statements are subject to risks and uncertainties, including, among others, certain economic, political and technological factors. Actual results could differ materially from those stated or implied in this news release, due to, but not limited to, such factors as (1) changes in pricing and the competitive environment, (2) fluctuations in foreign currency exchange rates, (3) the impact of acquisitions and success in integrating and obtaining projected results from the acquisitions, including JRH Biosciences and Proligo, (4) other changes in the business environment in which the Company, JRH Biosciences and Proligo operate, (5) changes in research funding, (6) uncertainties surrounding government healthcare reform, (7) government regulations applicable to the business, (8) the impact of fluctuations in interest rates, (9) the effectiveness of the Company’s further implementation of its global software systems, (10) the ability to retain customers, suppliers and employees, (11) the success of research and development activities, (12) changes in worldwide tax rates or tax benefits from domestic and international operations, and (13) the outcome of the matters described in Note 11- Contingent Liabilities and Commitments-in the Company’s Form 10-Q report for the period ended September 30, 2004. The Company does not undertake any obligation to update these forward-looking statements.